Exhibit 99.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 33-65507 on Form S-8 of our report dated June 29, 2017, appearing in this Annual Report on Form 11-K of the Liberty National Life Insurance Company 401(k) Plan for the year ended December 31, 2016.

/s/ Lane Gorman Trubitt, LLC

Dallas, Texas
June 29, 2017